UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of October 4, 2012, M/A-COM Technology Solutions Inc. (“MTS”), a wholly-owned subsidiary of M/A-COM Technology Solutions Holdings, Inc. (the “Company”), entered into a Third Amendment to Lease Agreement (the “Lease Amendment”) with Cobham Properties, Inc. (the “Landlord”) to amend and restate the existing lease agreement governing the Company’s corporate offices and manufacturing facility in Lowell, Massachusetts (the “Leased Facility”). The Lease Amendment, among other things, extends the term of the lease from September 30, 2013 to December 31, 2013.

In addition, and also effective as of October 4, 2012, MTS entered into a Lease Agreement with the Landlord (the “New Lease”) for the Leased Facility to be in effect following the expiration of the Lease Amendment. The lease term for the New Lease commences on January 1, 2014 and continues until December 31, 2022. Among other things, the New Lease provides MTS two options to renew the lease for an additional five-year term in each case. Under the terms of the New Lease, MTS has the right to terminate the New Lease without penalty on December 31, 2019, provided that MTS delivers prior written notice of exercise of the termination no later than January 1, 2019. In addition, MTS has a one-time right of first offer to purchase the Leased Facility from the Landlord before the Landlord offers the Leased Facility to other prospective buyers.

The above summaries do not purport to be complete summaries of the Lease Amendment and the New Lease, and are qualified in their entirety by reference to the Lease Amendment and the New Lease, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Lease Agreement, dated October 4, 2012, between Cobham Properties, Inc. and M/A-COM Technology Solutions Inc.

10.2	Lease Agreement, dated October 4, 2012, between Cobham Properties, Inc. and M/A-COM Technology Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: October 11, 2012	By:	/s/ Chuck Bland
Chuck Bland
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Lease Agreement, dated October 4, 2012, between Cobham Properties, Inc. and M/A-COM Technology Solutions Inc.

10.2	Lease Agreement, dated October 4, 2012, between Cobham Properties, Inc. and M/A-COM Technology Solutions Inc.